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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Automatic Shelf Registration Statement on Form S-3 of Kodiak Oil & Gas Corp. (the "Company") of our report dated March 3, 2011 relating to our audits of the consolidated financial statements and internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and to our report dated November 4, 2010 relating to our audit of the financial statements of the properties acquired by the Company appearing in Exhibit 99.1 to the Company's Current Report on Form 8-K filed on November 4, 2010.

        We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
June 29, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM